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                                                                    Exhibit 32.2

                                  TEXTRON INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Textron Inc. (the "Company") on Form 10-K for the period ended January 3, 2004 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Ted R. French, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        Textron Inc.

Date:  February 27, 2004                s/Ted R. French
                                        ---------------------------------------
                                        Ted R. French
                                        Executive Vice President and Chief
                                          Financial Officer